Exhibit 99.1

AeroVironment Appoints Teresa Covington Chief Financial Officer

MONROVIA, Calif., December 20, 2016 -- AeroVironment, Inc. (NASDAQ:AVAV) today announced the appointment of Teresa Covington as chief financial officer, effective March 1, 2017.  Covington will succeed Raymond Cook, who is resigning as senior vice president and chief financial officer, effective February 28, 2017 due to medical reasons.

Wahid Nawabi, AeroVironment president and chief executive officer, said, “The Board of Directors, our employees and I thank Raymond for his service and appreciate his willingness to support Teresa during this transition.”

“Teresa has been a critical member of our leadership team since she joined AeroVironment 5 years ago,” Nawabi added.  “She has 25 years of financial leadership experience and exceptional industry knowledge, including as interim CFO of AeroVironment.  I am excited to work closely with Teresa in her new role as we execute our business strategy to continue driving long-term value for our shareholders, customers and employees.”

About Teresa Covington

Since joining AeroVironment in 2011, Teresa Covington has provided financial leadership to AeroVironment and its EES business segment and has served as a senior member of the company’s finance team.  Covington served as the company’s interim chief financial officer from February 5, 2015 to July 7, 2015.  Covington’s responsibilities included financial analysis, planning, accounting, credit and collections as well as launching and leading a new product line management organization.

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AVAV CFO Release Dec. 2016

Prior to joining AeroVironment, Covington served as senior vice president and chief financial officer at Line 6, a global designer and manufacturer of musical instruments now part of Yamaha. Covington earned her master’s in business administration from Stanford University Graduate School of Business, a master’s in electrical engineering from the University of Southern California and a Bachelor of Science in electrical engineering from the University of Illinois at Urbana-Champaign.

About AeroVironment, Inc.

AeroVironment (NASDAQ: AVAV) provides customers with more actionable intelligence so they can proceed with certainty.  Based in California, AeroVironment is a global leader in unmanned aircraft systems, tactical missile systems and electric vehicle charging and test systems, and serves militaries, government agencies, businesses and consumers. For more information visit www.avinc.com.

Safe Harbor Statement

This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” or words or phrases with similar meaning. Forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from the forward-looking statements. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, reliance on sales to the U.S. government; availability of U.S. government funding for defense procurement and R&D programs; changes in the timing and/or amount of government spending; risks related to our international business, including compliance with export control laws; potential need for changes in our long-term strategy in response to future developments; unexpected technical and marketing difficulties inherent in major

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AVAV CFO Release Dec. 2016

research and product development efforts; changes in the supply and/or demand and/or prices for our products and services; the activities of competitors and increased competition; failure of the markets in which we operate to grow; failure to remain a market innovator and create new market opportunities; changes in significant operating expenses, including components and raw materials; failure to develop new products; the extensive regulatory requirements governing our contracts with the U.S. government; product liability, infringement and other claims; changes in the regulatory environment; and general economic and business conditions in the United States and elsewhere in the world. For a further list and description of such risks and uncertainties, see the reports we file with the Securities and Exchange Commission. We do not intend, and undertake no obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

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Contact:

AeroVironment, Inc.

Steven Gitlin

+1 (626) 357-9983

ir@avinc.com

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